Item 77D
Legg Mason Partners Income Trust


Legg Mason Partners Municipal High Income Fund



Registrant Incorporates by reference supplement dated March 24,2008 to the Prospectus and SAI dated December 1, 2007 filed on March 24,2008."
(Accession No. 0001193125-08-063200)